CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-236932 on Form S-6 of our report dated March 25, 2020, relating to the financial statement of FT 8646, comprising Strategic Income Advantage Opportunity, Closed-End Portfolio, Series 19, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 25, 2020